Exhibit 4.1

WESTAR ENERGY, INC.

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

(as Successor to

HARRIS TRUST AND SAVINGS BANK)

FORTY-SECOND SUPPLEMENTAL (REOPENING) INDENTURE

Dated as of May 17, 2012

First Mortgage Bonds, 4.125% Series due 2042

TABLE OF CONTENTS

Parties	1
Recitals	1
Granting Clause	4
Habendum	6
Exceptions and Reservations	6

PAGE
ARTICLE I
DESCRIPTION OF BONDS OF THE 2042 SERIES

Section 1. Terms of the Reopening Bonds	7
Section 2. Denomination of the Bonds of the 2042 Series	8
Section 3. Form of the Bonds of the 2042 Series	8
Section 4. Execution and Form of Temporary Reopening Bonds	17

ARTICLE II
ISSUE OF BONDS OF THE 2042 SERIES

Section 1. Limitation as to Principal Amount of Bonds of the 2042 Series	17
Section 2. Execution and Delivery of Bonds of the 2042 Series	17

ARTICLE III
REDEMPTION AND SUBSTITUTION OF BONDS OF THE 2042 SERIES

Section 1. Optional Redemption of Bonds of the 2042 Series	17
Section 2. Substitution of Bonds of the 2042 Series	17

ARTICLE IV
ADDITIONAL COVENANTS

Section 1. Covenants of the Forty-Second Supplemental Indenture	17

ARTICLE V
AMENDMENTS AND RESERVATIONS OF RIGHTS TO AMEND THE ORIGINAL INDENTURE

Section 1. Amendments Contained in the Forty-Second Supplemental Indenture	18
Section 2. Facsimile Signatures	18
Section 3. Reservations Of Rights To Amend The Original Indenture	18

ARTICLE VI
MISCELLANEOUS PROVISIONS

Section 1. Acceptance of Trust	18
Section 2. Responsibility and Duty of Trustee	19
Section 3. Parties to Include Successors and Assigns	19
Section 4. Benefits Restricted to Parties and to Holders of Bonds and Coupons	19
Section 5. Execution in Counterparts	19
Section 6. Titles of Articles Not Part of the Forty-Second Supplemental (Reopening) Indenture	19

TESTIMONIUM	S-1
SIGNATURES AND SEALS	S-1
ACKNOWLEDGEMENTS	S-2

APPENDIX A

DESCRIPTION OF PROPERTIES

ii

FORTY-SECOND SUPPLEMENTAL (REOPENING) INDENTURE, dated as of the 17th day of May, Two Thousand and Twelve, made by and between Westar Energy, Inc., formerly The Kansas Power and Light Company, a corporation organized and existing under the laws of the State of Kansas (hereinafter called the “Company”), party of the first part, and The Bank of New York Mellon Trust Company, N.A., a national banking association whose mailing address is 2 North La Salle Street, Chicago, Illinois 60602 (hereinafter called the “Trustee”), as Trustee (as successor to Harris Trust and Savings Bank), under the Mortgage and Deed of Trust dated July 1, 1939, hereinafter mentioned, party of the second part;

WHEREAS, the Company has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust dated July 1, 1939 (hereinafter referred to as the “Original Indenture”), to provide for and to secure the issue of First Mortgage Bonds of the Company, issuable in series, and to declare the terms and conditions upon which the Bonds (as defined in the Original Indenture) are to be issued thereunder; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee Forty-Two Supplemental Indentures supplemental to said Original Indenture, of which Forty provided for the issuance thereunder of series of the Company’s First Mortgage Bonds, and there is set forth below information with respect to such Supplemental Indentures as have provided for the issuance of Bonds, and the principal amount of Bonds which remain outstanding as of May 17, 2012.

Supplemental Indenture	Date	Series of First Mortgage Bonds Provided For	Principal Amount Issued	Principal Amount Outstanding
Supplemental Indenture	July 1, 1939	3-1/2% Series Due 1969	$26,500,000	None
Second Supplemental Indenture	April 1, 1949	2-7/8% Series Due 1979	10,000,000	None
Fourth Supplemental Indenture	October 1, 1949	2-3/4% Series Due 1979	6,500,000	None
Fifth Supplemental Indenture	December 1, 1949	2-3/4% Series Due 1984	32,500,000	None
Seventh Supplemental Indenture	December 1, 1951	3-1/4% Series Due 1981	5,250,000	None
Eighth Supplemental Indenture	May 1, 1952	3-1/4% Series Due 1982	4,750,000	None
Ninth Supplemental Indenture	October 1, 1954	3-1/8% Series Due 1984	8,000,000	None

Supplemental Indenture	Date	Series of First Mortgage Bonds Provided For	Principal Amount Issued	Principal Amount Outstanding
Tenth Supplemental Indenture	September 1, 1961	4-3/4% Series Due 1991	13,000,000	None
Eleventh Supplemental Indenture	April 1, 1969	7-5/8% Series Due 1999	19,000,000	None
Twelfth Supplemental Indenture	September 1, 1970	8-3/4% Series Due 2000	20,000,000	None
Thirteenth Supplemental Indenture	February 1, 1975	8-5/8% Series Due 2005	35,000,000	None
Fourteenth Supplemental Indenture	May 1, 1976	8-5/8% Series Due 2006	45,000,000	None
Fifteenth Supplemental Indenture	April 1, 1977	5.90% Pollution Control Series Due 2007	32,000,000	None
Sixteenth Supplemental Indenture	June 1, 1977	8-1/8% Series Due 2007	30,000,000	None
Seventeenth Supplemental Indenture	February 1, 1978	8-3/4% Series Due 2008	35,000,000	None
Eighteenth Supplemental Indenture	January 1, 1979	6-3/4% Pollution Control Series Due 2009	45,000,000	None
Nineteenth Supplemental Indenture	May 1, 1980	8-1/4% Pollution Control Series Due 1983	45,000,000	None
Twentieth Supplemental Indenture	November 1, 1981	16.95% Series Due 1988	25,000,000	None
Twenty-First Supplemental Indenture	April 1, 1982	15% Series Due 1992	60,000,000	None
Twenty-Second Supplemental Indenture	February 1, 1983	9-5/8% Pollution Control Series Due 2013	58,500,000	None
Twenty-Third Supplemental Indenture	July 1, 1986	8-1/4% Series Due 1996	60,000,000	None
Twenty-Fourth Supplemental Indenture	March 1, 1987	8-5/8% Series Due 2020	50,000,000	None
Twenty-Fifth Supplemental Indenture	October 15, 1988	9.35% Series Due 1998	75,000,000	None
Twenty-Sixth Supplemental Indenture	February 15, 1990	8-7/8% Series Due 2000	75,000,000	None
Twenty-Seventh Supplemental Indenture	March 12, 1992	7.46% Demand Series	370,000,000	None
Twenty-Eighth Supplemental Indenture	July 1, 1992	7-1/4% Series Due 1999	125,000,000	None

Supplemental Indenture	Date	Series of First Mortgage Bonds Provided For	Principal Amount Issued	Principal Amount Outstanding
		8-1/2% Series Due 2022	125,000,000	None
Twenty-Ninth Supplemental Indenture	August 20, 1992	7-1/4% Series Due 2002	100,000,000	None
Thirtieth Supplemental Indenture	February 1, 1993	6% Pollution Control Revenue Refunding Series Due 2033	58,500,000	None
Thirty-First Supplemental Indenture	April 15, 1993	7.65% Series Due 2023	100,000,000	None
Thirty-Second Supplemental Indenture	April 15, 1994	7-1/2% Series Pollution Control Revenue Refunding Due 2032	75,500,000	75,500,000
Thirty-Third Supplemental Indenture	August 11, 1997	6-7/8% Convertible Series Due 2004	370,000,000	None
		7-1/8% Convertible Series Due 2009	150,000,000	None
Thirty-Fourth Supplemental Indenture	June 28, 2000	9-1/2% Series Due 2003	397,800,000	None
Thirty-Fifth Supplemental Indenture	May 10, 2002	7-7/8% Series Due 2007	365,000,000	None
Thirty-Sixth Supplemental Indenture	June 1, 2004	5.00% Series Pollution Control Refunding Revenue Due 2033	58,340,000	None
Thirty-Seventh Supplemental Indenture	June 17, 2004	6.00% Series Due 2014	250,000,000	250,000,000
Thirty-Eighth Supplemental Indenture	January 18, 2005	5.15% Series Due 2017	125,000,000	125,000,000
		5.95% Series Due 2035	125,000,000	125,000,000
Thirty-Ninth Supplemental Indenture	June 30, 2005	5.10% Series Due 2020	250,000,000	250,000,000
		5.875% Series Due 2036	150,000,000	150,000,000
Fortieth Supplemental Indenture	May 15, 2007	6.10% Series Due 2047	150,000,000	None
Forty-First Supplemental Indenture	November 25, 2008	8.625% Series Due 2018	300,000,000	300,000,000
Forty-Second Supplemental Indenture	March 1, 2012	4.125% Series Due 2042	250,000,000	250,000,000

; and

WHEREAS, the Company is entitled at this time to have authenticated and delivered additional bonds, upon compliance with the provisions of Article III of the Original Indenture, as amended; and

WHEREAS, the Forty-Second Supplemental Indenture dated as of March 1, 2012 (the “Forty-Second Supplemental Indenture”) provided for the establishment of a series of Securities designated as the Company’s “First Mortgage Bonds, 4.125% Series due 2042” (hereinafter called “Bonds of the 2042 Series”) and provided for the initial issuance of $250,000,000 aggregate principal amount of Bonds of the 2042 Series (the “Original Bonds”); and

WHEREAS, the Company desires by this Forty-Second Supplemental (Reopening) Indenture (hereinafter referred to as this “Supplemental Indenture”) to issue an additional $300,000,000 aggregate principal amount of Bonds of the 2042 Series (the “Reopening Bonds”) pursuant to the Original Indenture, as supplemented by the Forty-Second Supplemental Indenture and this Supplemental Indenture; and

WHEREAS, the Reopening Bonds and the Original Bonds shall form a single series and the Reopening Bonds shall be fully fungible with the Original Bonds; and

WHEREAS, the rights and obligations set forth herein do not adversely affect the holders of the Original Bonds; and

WHEREAS, the Company in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and indentures supplemental thereto, and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a supplemental indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH: That, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar duly paid by the Trustee to the Company at or before the time of the execution of these presents, and of other valuable considerations, the receipt whereof is hereby acknowledged, and in order further to secure the payment of the principal of and interest and premium, if any, on all Bonds at any time issued and outstanding under the Original Indenture as amended by all indentures supplemental thereto (hereinafter sometimes collectively called the “Indenture”) according to their tenor, purport and effect, and to declare certain terms and conditions upon and subject to which Bonds are to be issued and secured, the Company has executed and delivered this Supplemental Indenture, and by these presents grants, bargains, sells, warrants, aliens, releases, conveys, assigns, transfers, mortgages, pledges, sets over and ratifies and confirms unto The Bank of New York Mellon Trust Company, N.A., as Trustee, and to its successors in trust under the Indenture forever, all and singular the following described properties (in addition to all other properties heretofore specifically subjected to the lien of the Indenture and not heretofore released from the lien thereof), that is to say:

FIRST.

All and singular the rents, real estate, chattels real, easements, servitudes, and leaseholds of the Company, or which, subject to the provisions of Article XII of the Original Indenture, the Company may hereafter acquire, including, among other things, the existing property described in Appendix A hereto under the caption “First,” which description is hereby incorporated herein by reference and made a part hereof as if fully set forth herein, together with all improvements of any type located thereon.

Also all power houses, plants, buildings and other structures, dams, dam sites, substations, heating plants, gas works, holders and tanks, compressor stations, gasoline extraction plants, together with all and singular the electric heating, gas and mechanical appliances appurtenant thereto of every nature whatsoever, now owned by the Company or which it may hereafter acquire, including all and singular the machinery, engines, boilers, furnaces, generators, dynamos, turbines and motors, and all and every character of mechanical appliance for generating or producing electricity, steam, water, gas and other agencies for light, heat, cold or power or any other purpose whatsoever.

SECOND.

Also all transmission and distribution systems used for the transmission and distribution of electricity, steam, water, gas and other agencies for light, heat, cold or power, or any other purpose whatever, whether underground or overhead or on the surface or otherwise of the Company, or which, subject to the provisions of Article XII of the Original Indenture, the Company may hereafter acquire, including all poles, posts, wires, cables, conduits, mains, pipes, tubes, drains, furnaces, switchboards, transformers, insulators, meters, lamps, fuses, junction boxes, water pumping stations, regulator stations, town border metering stations and other electric, steam, water and gas fixtures and apparatus.

THIRD.

Also all franchises and all permits, ordinances, easements, privileges and immunities and licenses, all rights to construct, maintain and operate overhead, surface and underground systems for the distribution and transmission of electricity, gas, water or steam for the supply to itself or others of light, heat, cold or power or any other purpose whatsoever, all rights-of-way, all waters, water rights and flowage rights and all grants and consents, now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

Also all inventions, patent rights and licenses of every kind now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

FOURTH.

Also, subject to the provisions of Article XII of the Original Indenture, all other property, real, personal and mixed (except as therein or herein expressly excepted) of every nature and kind and wheresoever situated now or hereafter possessed by or belonging to the Company, or to which it is now, or may at any time hereafter be, in any manner entitled at law or in equity.

FIFTH.

Also any and all property of any kind or description which may from time to time after the date of the Original Indenture by delivery or by writing of any kind be conveyed, mortgaged, pledged, assigned or transferred to the Trustee by the Company or by any person, copartnership or corporation, with the consent of the Company or otherwise, and accepted by the Trustee, to be held as part of the mortgaged property; and the Trustee is hereby authorized to accept and receive any such property and any such conveyance, mortgage, pledge, assignment and transfer, as and for additional security hereunder, and to hold and apply any and all such property subject to and in accordance with the terms and provisions upon which such conveyance, mortgage, pledge, assignment or transfer shall be made.

SIXTH.

Together with all and singular, the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, products and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law and in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, all properties of the character excepted from the lien of the Original Indenture.

TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

SUBJECT, HOWEVER, to the exceptions and reservations hereinabove referred to, to existing leases other than leases which by their terms are subordinate to the lien of the Indenture, to existing liens upon rights-of-way for transmission or distribution line purposes, as defined in Article I of the Original Indenture; and any extensions thereof, and subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes over, upon and across certain of the property herein before described and subject also to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company acquired the properties hereinabove described and to undetermined liens and charges, if any, incidental to construction or other existing permitted liens as defined in Article I of the Original Indenture;

IN TRUST, NEVERTHELESS, upon the terms and trusts in the Original Indenture, and the indentures supplemental thereto, including this Supplemental Indenture, set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, or any of them, without preference of any of said Bonds and coupons of any particular series over the Bonds and coupons of any other series by reason of priority in the time of issue, sale or negotiation thereof, or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in Section 2 of Article IV of the Original Indenture.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto for the benefit of those who shall hold the Bonds and coupons, or any of them, to be issued under the Indenture as follows:

ARTICLE I

DESCRIPTION OF BONDS OF THE 2042 SERIES

Section 1. Terms of the Reopening Bonds . Except as otherwise provided in this Supplemental Indenture, the terms, provisions and covenants set forth in the Forty-Second Supplemental Indenture applicable to the Bonds of the 2042 Series shall be applicable to the Reopening Bonds. The Reopening Bonds shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, all other Bonds of the 2042 Series. The Reopening Bonds issued hereunder shall be treated as a single class with all Bonds of the 2042 Series for all purposes under the Original Indenture, as supplemented by the Forty-Second Supplemental Indenture and this Supplemental Indenture, including, without limitation, for purposes of waivers and amendments. Unless the context requires otherwise, references to “Bonds of the 2042 Series” for all purposes under the Original Indenture, as supplemented by the Forty-Second Supplemental Indenture and this Supplemental Indenture, shall include the Reopening Bonds.

Section 2. Denomination of the Bonds of the 2042 Series . The Reopening Bonds shall be issued in such minimum denominations as set forth in the Forty-Second Supplemental Indenture.

Section 3. Form of the Bonds of the 2042 Series . The Reopening Bonds, and the Trustee’s Certificate with respect thereto, shall be substantially in the following forms, respectively:

[Form of Bond appears on following page]

[FORM OF LEGEND FOR GLOBAL SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE OR ANY SUPPLEMENT THERETO.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP 95709TAH3

WESTAR ENERGY, INC.

(Incorporated under the laws of the State of Kansas)

FIRST MORTGAGE BOND, 4.125% Series due 2042

DUE MARCH 1, 2042

No. R-	$

WESTAR ENERGY, INC., a corporation organized and existing under the laws of the State of Kansas (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, on the 1st day of March 2042, the sum of                                  in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the first day of March and September immediately preceding the date of this Bond, unless such Bond shall be dated prior to September 1, 2012, in which case from March 1, 2012 at the rate of four and one-eighths percent (4.125%) per annum, payable semi-annually, on March 1 and September 1 of each year, commencing September 1, 2012, until maturity, or, if this Bond shall be duly called for redemption or submitted for repurchase, until the redemption date or repurchase date, as the case may be, or, if the Company shall default in the payment of the principal or premium hereof, until the Company’s obligation with respect to the payment of such principal or premium shall be discharged as provided in the Indenture hereinafter mentioned. The interest payable on any March 1 or September 1 interest payment date as aforesaid will be paid to the person in whose name this Bond is registered at the close of business on the immediately preceding February 15 and August 15, respectively, or if such day is not a business day, the business day immediately preceding such day (the “record date”), unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name this Bond is registered on the date of payment of such defaulted interest. Principal of, premium, if any, and interest on, this Bond are payable at the agency of the Company in the City of Chicago, Illinois in immediately available funds, or at the option of the holder thereof at the agency of the Company in the Borough of Manhattan, The City of New York, provided that at the option of the Company interest may be paid by check mailed to the holder at such holder’s registered address.

This Bond is one of a duly authorized issue of Bonds of the Company (herein called the “Bonds”), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally and ratably secured by a Mortgage and Deed of Trust, dated July 1, 1939 (the “Original Mortgage”), executed by the Company to The Bank of New York Mellon Trust Company, N.A. (herein called the “Trustee”), as Trustee (as successor to Harris Trust and Savings Bank), as amended by indentures supplemental thereto including the Forty-Second indenture supplemental thereto dated as of March 1, 2012 and the additional Forty-Second Supplemental (Reopening) Indenture supplemental thereto dated as of May 17, 2012 (herein called the “Supplemental Indenture”), between the Company and the Trustee (said Original Mortgage, as so amended, being herein called the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the “First Mortgage Bonds, 4.125% Series due 2042” (herein called “Bonds of the 2042 Series”) of the Company, issued under and secured by the Indenture executed by the Company to the Trustee.

To the extent permitted by, and as provided in the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons, may be made with the consent of the Company by an affirmative vote of not less than 60% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and by an affirmative vote of not less than 60% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected. No modification or alteration shall be made which will affect the terms of payment of the principal of or premium, if any, or interest on, this Bond, which are unconditional. The Company has reserved the right to make certain amendments to the Indenture, without any consent or other action by holders of the Bonds of this series (i) to the extent necessary from time to time to qualify the Indenture under the Trust Indenture Act of 1939, (ii) to delete the requirement that the Company meet a net earnings test as a condition to authenticating additional Bonds or merging into another company, (iii) to make certain other amendments which make the provisions for the release of mortgaged property less restrictive and (iv) to make certain other amendments, all as more fully provided in the Indenture and in the Supplemental Indenture. In addition, once all Bonds issued prior to January 1, 1997 are no longer outstanding, the Company will be permitted to issue additional Bonds in an amount equal to 70% of the value of net bondable property additions not subject to an unfunded prior lien, as provided in the Original Mortgage.

This Bond is subject to redemption by the Company on or after September 1, 2041 at any time in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the Bond to be redeemed, plus accrued and unpaid interest on the Bond to the redemption date.

This Bond is subject to redemption by the Company prior to September 1, 2041 at any time in whole, or from time to time in part, at a price equal to the greater of: (a) 100% of the principal amount of the Bond to be redeemed, plus accrued and unpaid interest on the Bond to the redemption date, or (b) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Bond to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate plus twenty (20) basis points, plus accrued and unpaid interest on the Bond to the redemption date, in each of cases (a) and (b) as provided in the Supplemental Indenture.

Such redemption in every case shall be effected upon notice given by: (1) first class mail, postage prepaid, at least thirty days and not more than sixty days prior to the redemption date, to the registered owners of such Bonds at their addresses as the same shall appear on the transfer register of the Company; and (2) stating, among other things, the redemption price and date, in each case, subject to the conditions of and as more fully set forth in the Indenture.

The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

A notice of redemption may provide that the optional redemption described in such notice is conditioned upon the occurrence of certain events before the redemption date. Such notice of conditional redemption will be of no effect unless all such conditions to the redemption have occurred before the redemption date or have been waived by the Company. If any of these events fail to occur and are not waived by the Company, the Company will be under no obligation to redeem the Bonds or pay the holders any redemption proceeds, and the Company’s failure to so redeem the Bonds will not be considered a default or event of default under the Indenture. In the event that any of these conditions fail to occur or are not waived by the Company, the Company will promptly notify the Trustee in writing that the conditions precedent to such redemption have failed to occur and the Bonds will not be redeemed.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the bonds or portions of the bonds called for redemption.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

“Business Day” means any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Bonds that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Bonds.

“Comparable Treasury Price” means, with respect to any redemption date:

•	the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; or

•	if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Quotation Agent” means, as selected by the Company, one of the Reference Treasury Dealers.

“Reference Treasury Dealer” means (1) each of Barclays Capital Inc., a Primary Treasury Dealer (as hereinafter defined) selected by Mitsubishi UFJ Securities (USA), Inc. and a Primary Treasury Dealer selected by Wells Fargo Securities, LLC, and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) in which case the Company shall substitute for such Reference Treasury Dealer another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

In case an event of default, as defined in the Indenture, shall occur, the principal of all of the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the City of Chicago, Illinois, and at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new registered Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of like form and series, may in like manner be exchanged for one or more new registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

The Company or a successor entity may deliver to the Trustee in substitution for any Bonds of the 2042 Series, mortgage bonds or other similar instruments as set forth in the Indenture.

Subject to the preceding sentence, no recourse shall be had for the payment of the principal of or premium, if any, or interest on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

No director, officer, employee or stockholder of the Company will have any liability for any obligations of the Company under the Bonds or Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Bond waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Bonds. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the Securities and Exchange Commission that this type of waiver is against public policy.

This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until The Bank of New York Mellon Trust Company, N.A., the Trustee (as successor to Harris Trust and Savings Bank) under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, WESTAR ENERGY, INC. has caused this Bond to be signed in its name by its Chairman of the Board, President and Chief Executive Officer or a Vice President, manually or by facsimile, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary, manually or by facsimile.

Dated: May             , 2012

WESTAR ENERGY, INC.

By
Anthony D. Somma Senior Vice President, Chief Financial Officer and Treasurer

Attest:

Larry D. Irick Vice President, General Counsel and Corporate Secretary

[SIGNATURE PAGE TO GLOBAL NOTE]

TRUSTEE’S CERTIFICATE

This Bond is one of the Bonds, of the series designated herein, described in the within-mentioned Mortgage and Deed of Trust of July 1, 1939 and Supplemental Indenture dated as of May             , 2012.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. As Trustee

By
Authorized Person

[TRUSTEE’S CERTIFICATE TO GLOBAL NOTE]

Section 4. Execution and Form of Temporary Reopening Bonds. Until Reopening Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, Reopening Bonds in temporary form, as provided in Section 9 of Article II of the Original Indenture.

ARTICLE II

ISSUE OF BONDS OF THE 2042 SERIES

Section 1. Limitation as to Principal Amount of Bonds of the 2042 Series. The total principal amount of Bonds of the 2042 Series which may be authenticated and delivered hereunder is not limited except as the Original Indenture, the Forty-Second Supplemental Indenture and this Supplemental Indenture limit the principal amount of Bonds which may be issued thereunder.

Section 2. Execution and Delivery of Bonds of the 2042 Series. The Reopening Bonds in an additional aggregate principal amount of $300,000,000 may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, instruments and opinions required by Article III of the Original Indenture. Upon the issuance of the Reopening Bonds, the aggregate principal amount of the Bonds of the 2042 Series will be $550,000,000.

ARTICLE III

REDEMPTION AND SUBSTITUTION OF BONDS OF THE 2042 SERIES

Section 1. Optional Redemption of Bonds of the 2042 Series. The Reopening Bonds shall be subject to optional redemption by the Company as set forth in the Forty-Second Supplemental Indenture.

Section 2. Substitution of Bonds of the 2042 Series. The Company may deliver to the Trustee in substitution for any Reopening Bonds mortgage bonds or other similar secured instruments of the Company or any successor entity as set forth in the Forty-Second Supplemental Indenture.

ARTICLE IV

ADDITIONAL COVENANTS

Section 1. Covenants of the Forty-Second Supplemental Indenture. The Company hereby covenants, warrants and agrees to the covenants set forth in Article IV of the Forty-Second Supplemental Indenture.

ARTICLE V

AMENDMENTS AND RESERVATIONS OF RIGHTS TO AMEND THE ORIGINAL INDENTURE

Section 1. Amendments Contained in the Forty-Second Supplemental Indenture(i) . The Company shall be bound by the provisions of Section 1 of Article V of the Forty-Second Supplemental Indenture as if set forth in their entirety herein.

Section 2. Facsimile Signatures. All of the Reopening Bonds and of any series initially issued after the initial issuance of Bonds of the 2042 Series shall, from time to time, be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents whose signature, notwithstanding the provisions of Section 12 of Article II of the Original Indenture, may be by facsimile, and its corporate seal (which may be in facsimile) shall be thereunto affixed and attested by its Secretary or one of its Assistant Secretaries whose signature, notwithstanding the provisions of the aforesaid Section 12, may be by facsimile.

In case any of the officers who have signed or sealed any of the Reopening Bonds or of any series initially issued after the initial issuance of Bonds of the 2042 Series manually or by facsimile shall cease to be such officers of the Company before such Bonds so signed and sealed shall have been actually authenticated by the Trustee or delivered by the Company, such Bonds nevertheless may be authenticated, issued and delivered with the same force and effect as though the person or persons who so signed or sealed such Bonds had not ceased to be such officer or officers of the Company; and also any such Bonds may be signed or sealed by manual or facsimile signature on behalf of the Company by such persons as at the actual date of the execution of any of such Bonds shall be the proper officers of the Company, although at the nominal date of any such Bond any such person shall not have been such officer of the Company.

Section 3. Reservations Of Rights To Amend The Original Indenture. The Company reserves the right to further amend the Indenture as set forth in Article V of the Forty-Second Supplemental Indenture.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 1. Acceptance of Trust. The Trustee accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as amended, set forth and upon the following terms and conditions.

Section 2. Responsibility and Duty of Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XIII of the Original Indenture, as amended by the Second Supplemental Indenture, shall apply to and form part of this Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Supplemental Indenture.

Section 3. Parties to Include Successors and Assigns. Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such reference shall, subject to the provisions of Articles XII and XIII of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 4. Benefits Restricted to Parties and to Holders of Bonds and Coupons. Nothing in this Supplemental Indenture, expressed or implied, is intended or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Bonds and coupons outstanding under the Indenture, any right, remedy or claim under or by reason of this Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Supplemental Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Bonds and of the coupons outstanding under the Indenture.

Section 5. Execution in Counterparts. This Supplemental Indenture may be executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

Section 6. Titles of Articles Not Part of the Forty-Second Supplemental (Reopening) Indenture. The Titles of the several Articles of this Supplemental Indenture shall not be deemed to be any part thereof.

IN WITNESS HEREOF, WESTAR ENERGY, INC., party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, President, Chief Executive Officer or a Vice President, and its corporate seal to be attested by its Secretary or an Assistant Secretary for and in its behalf, and The Bank of New York Mellon Trust Company, N.A., party hereto of the second part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its duly authorized officer and its corporate seal to be attested by its duly authorized officer, all as of the day and year first above written. (CORPORATE SEAL)

WESTAR ENERGY, INC.

By:
Anthony D. Somma, Senior Vice President, Chief Financial Officer and Treasurer

ATTEST:

By:
Larry D. Irick, Vice President, General Counsel and Corporate Secretary

Executed, sealed and delivered by WESTAR ENERGY, INC. in the presence of:

By:

By:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
, Vice President

ATTEST:

By:
, Vice President

Executed, sealed and delivered by THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. in the presence of:

By:

By:

STATE OF KANSAS	)
: ss.:
COUNTY OF SHAWNEE	)

BE IT REMEMBERED, that on this             day of May, 2012, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came Anthony D. Somma and Larry D. Irick, of Westar Energy, Inc., a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

Notary Public My Commission Expires

STATE OF ILLINOIS	)
: ss.:
COUNTY OF COOK	)

BE IT REMEMBERED, that on this             day of May, 2012, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came             and             , of The Bank of New York Mellon Trust Company, N.A., a national banking association, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

Notary Public My Commission Expires

STATE OF KANSAS	)
: ss.:
COUNTY OF SHAWNEE	)

BE IT REMEMBERED, that on this             day of May, 2012, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came Anthony D. Somma, and Larry D. Irick, of Westar Energy, Inc., a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, being by me respectively duly sworn, did each say that the said Anthony D. Somma is Senior Vice President, Chief Financial Officer and Treasurer and that the said Larry D. Irick is Vice President, General Counsel and Corporate Secretary of said corporation, that the consideration of and for the foregoing instrument was actual and adequate, that the same was made and given in good faith, for the uses and purposes therein set forth and without any intent to hinder, delay, or defraud creditors or purchasers.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

Notary Public My Commission Expires

APPENDIX A

to

FORTY-SECOND SUPPLEMENTAL (REOPENING) INDENTURE

Dated as of May 17, 2012

Westar Energy, Inc.

to

The Bank of New York Mellon Trust Company, N.A.

(as successor to

Harris Trust and Savings Bank)

DESCRIPTION OF PROPERTIES

LOCATED IN THE STATE OF KANSAS

FIRST

PARCELS OF REAL ESTATE

SHAWNEE COUNTY

800 Kansas Building Site

Tract 1:

Lots 254, 256, 258, 260, 262, and 264 on Kansas Avenue, in the City of Topeka, Shawnee County, Kansas, AND ALSO the West 1/2 of the vacated alley lying East of and adjoining said Lots 254, 256, 258, 260, 262 and 264.

Tract 2:

Lots 103, 105, 107, 109, and 111 on Eighth Avenue East in the City of Topeka, Shawnee County, Kansas, together with the East 1/2 of the vacated alley lying West and adjoining said Lot 103 and the North 1/2 of the vacated alley lying South and adjoining said East 1/2 of vacated alley and South of and adjoining Lots 103, 105 and the West 5 feet of Lot 107 aforesaid.

Tract 3:

The South 1/2 of vacated alley North of and adjoining the East 65 feet of Lot 266 on Kansas Avenue, in the City of Topeka, Shawnee County, Kansas.

Tract 4:

All of Lots 113, 115, 117, 119 on Eighth Avenue East, in the City of Topeka, Shawnee County, Kansas.

The above described tracts together comprising a parcel of land in the City of Topeka, Shawnee County, Kansas, described as follows:

Beginning at the Northwest corner of Lot 254 on Kansas Avenue, in the City of Topeka, Shawnee County, Kansas; thence South along the West line of Lots 254, 256, 258, 260, 262, and 264 on Kansas Avenue, a distance of 150.07 feet, more or less, to the Southwest corner of said Lot 264 on said Kansas Avenue; thence East along the South line of said Lot 264 and the South line of the vacated alley (which is also the North line of Lot 266) a distance of 150.26 feet, more or less, to the Northeast corner of Lot 266 on said Kansas Avenue; thence North along the East line of the vacated alley, a distance of 20 feet to a point on the South line of Lot 107 on Eighth Avenue East; thence East along the South line of Lots 107,109, 111, 113, 115, 117 and 119, a distance of 170.26 feet, more or less to the Southeast corner of Lot 119 on said Eighth Avenue East; thence North along the East line of said Lot 119 a distance of 130.06 feet, more or less, to the Northeast corner of said Lot 119; thence West along the North line of odd Lots 103 to 119 both inclusive, on Eighth Avenue East, and along the North line of vacated alley, and the North line of Lot 254 on Kansas Avenue (being also the South line of East 8th Street) a distance of 320.57 feet, more or less, to the point of beginning.

ALSO:

Lot 1, Block A, Dalton Subdivision, in the City of Topeka, Shawnee County, Kansas.

Lot 5, Block B, Southall Industrial Subdivision, Shawnee County, Kansas, EXCEPT that part described as follows: Beginning at the Northwest corner of said Lot 5; thence along the North line of Lot 5, North 69 degrees 31 minutes 35 seconds East, 218.00 feet; thence South 18 degrees 56 minutes 06 seconds East, 521.32 feet to the South line of Lot 5; thence along said South line South 60 degrees 04 minutes 57 seconds West, 33.86 feet; thence continuing along said South line along a curve to the left having a radius of 3089.94 feet an arc distance of 166.14 feet to the Southwest corner of Lot 5; thence along the West line of Lot 5, North 21 degrees 14 minutes 46 seconds West, 558.39 feet to the point of beginning.

2

A tract of land in the Southwest Quarter of Section 24, Township 12 South, Range 14 East of the 6th P.M., in Shawnee County, Kansas, described as follows: Beginning at the Southwest corner of the North Half of the Southwest Quarter; thence North along the West line of said Southwest Quarter, a distance of 400.00 feet; thence East, parallel to the South line of the North Half of said Southwest Quarter, a distance of 653.40 feet; thence South, parallel to the West line of said Southwest Quarter, a distance of 400.0 feet; thence West along the South line of the North Half of said Southwest Quarter, a distance of 653.40 feet to the point of beginning.

The North Half of the Southwest Quarter and the Southeast Quarter of the Southwest Quarter of Section 24, Township 12 South, Range 14 East of the 6th P.M., in Shawnee County, Kansas LESS AND EXCEPT THE FOLLOWING DESCRIBED TRACT OF LAND: Beginning at the Southwest corner of the North Half of the Southwest Quarter; thence North along the West line of said Southwest Quarter, a distance of 400.00 feet; thence East, parallel to the South line of the North Half of said Southwest Quarter, a distance of 653.40 feet; thence South, parallel to the West line of said Southwest Quarter, a distance of 400.0 feet; thence West along the South line of the North Half of said Southwest Quarter, a distance of 653.40 feet to the point of beginning.

Lot A, Block J, Aquarian Acres Subdivision No. 9, City of Topeka, Shawnee County, Kansas.

A parcel of land situated in the Northeast Quarter of Section 26, Township 11 South Range 15 East of the 6th P.M., being a portion of that certain tract of land described in Deed recorded February 26, 2009 in Book 4676 Page 107 in the Office of the Register of Deeds in Shawnee County, Kansas, described as follows:

Commencing at the Southeast corner of said Northeast Quarter; thence on an assumed Azimuth of 268 degrees 18 minutes 36 seconds, coincident with the South Line of said Northeast Quarter, a distance of 1294.15 feet; thence on Azimuth 358 degrees 18 minutes 36 seconds, a distance of 755.27 feet to the point of beginning; thence on Azimuth 279 degrees 41 minutes 54 seconds, a distance of 350.00 feet; thence on Azimuth 99 degrees 41minutes 54 seconds, a distance of 215.00 feet; thence on Azimuth 99 degrees 41minutes 54 seconds, a distance of 350.00 feet; thence on Azimuth 189 degrees 41minutes 54 seconds a distance of 215.00 feet to the point of beginning.

GEARY COUNTY

Lots Four (4) and Five (5), Block Two (2), Riverview Addition to Junction City, Geary County, Kansas.

3

AFFIDAVIT

STATE OF KANSAS	)
) ss:
COUNTY OF SHAWNEE	)

Anthony D. Somma, being first duly sworn, states as follows:

1. That he is the duly elected, qualified, and acting Senior Vice President, Chief Financial Officer and Treasurer of Westar Energy, Inc., a Kansas corporation (the “Company”), and he is in charge of the records of the Company showing the total valuation of its properties and the valuation of said properties in the state in which it operates.

2. That from the records in his office and to the best of his knowledge and belief, and in accordance with K.S.A. 79-3106, the assessed valuation of the Company’s properties in all states and the relative percentage of said assessed valuation is:

	ASSESSED VALUATION	PERCENT OF TOTAL
Kansas	$462,157,369	100.00%

3. The relative assessed valuation within the State of Kansas applied to the mortgage registration fee of the $300,000,000 aggregate principal amount of First Mortgage, 4.125% Series due 2042, the “Bonds,” recited in the form of the Forty-Second Supplemental (Reopening) Indenture, dated as of May 17, 2012 (supplemental to the Company’s Indenture of Mortgage and Deed of Trust, dated as of July 1, 1939), amounts to $300,000,000.

4. That of the $300,000,000 principal indebtedness allocated to the State of Kansas in the Forty-Second Supplemental (Reopening) Indenture, $207,245,000 was included as principal indebtedness under the original Mortgage and Deed of Trust and subsequent Supplemental Indentures of which $1,732,745,000 was allocated to the State of Kansas and upon which the required mortgage registration tax was paid. As of this date the amount of the Kansas allocated indebtedness outstanding is $1,525,500,000, leaving $207,245,000 exempt from tax under K.S.A. 79-3102 as shown on Exhibit A attached hereto.

5. That after applying said $207,245,000 credit against the Kansas allocated amount of $300,000,000, the amount subject to the requirements of K.S.A. 79-3102 is $92,755,000.

6. That the total payment required under K.S.A. 79-3102 for and on account of the issuance of said $300,000,000 aggregate principal amount of the Bonds is $241,163.00.

4

7. That the above-mentioned $300,000,000 aggregate principal amount of Bonds are to be issued on or about May 17, 2012.

8. That in connection with the issuance of said $300,000,000 aggregate principal amount of the Bonds and the recordation of said Forty-Second Supplemental (Reopening) Indenture, the payment required under K.S.A. 79-3102 is $241,327.00.

Further affiant saith not.

Signed this              day of May, 2012.

Anthony D. Somma Senior Vice President, Chief Financial Officer and Treasurer

Subscribed and sworn to before me this              day of May, 2012.

Notary Public

My Appointment Expires:

The above computation of the total mortgage registration tax due, based on the $300,000,000.00 aggregate principal amount of the above-mentioned Bonds is approved.

Dated this              day of May, 2012.

Register of Deeds, Shawnee County, Kansas

Forty-Second Supplemental (Reopening) Indenture recorded in Book                     , Page                         , Shawnee County Register of Deeds.

5

“EXHIBIT A”

Supplemental Indenture to Mortgage	Book/Page or File Number	Kansas Allocation on Which Tax Paid	Cumulative Credit
Mortgage	778/216	NA	NA
1	778/346	$26,500,000	$26,500,000
2	1011/184	10,000,000	36,500,000
4	1029/150	6,500,000	43,000,000
5	1034/207	32,500,000	75,500,000
7	1104/291	5,250,000	80,750,000
8	1120/299	4,750,000	85,500,000
9	1209/559	8,000,000	93,500,000
10	1453/74	13,000,000	106,500,000
11	1699/290	19,000,000	125,500,000
12	1739/79	20,000,000	145,500,000
13	1873/646	35,000,000	180,500,000
14	1916/293	45,000,000	225,500,000
15	1951/467	32,000,000	257,500,000
16	1962/949	30,000,000	287,500,000
17	1991/903	35,000,000	322,500,000
20	2149/361	25,000,000	347,500,000
21	2161/653	60,000,000	407,500,000
22	2194/131	58,500,000	466,000,000
24	2401/33	50,000,000	516,000,000
25	2501/925	44,940,800	560,940,800
26	2578/75	65,821,300	626,762,100
27	2713/228	321,937,500	948,699,600
33	3144/930	128,962,823	1,077,662,423
39	4223/006	0	1,077,662,423
40	4485/237	106,177,577	1,183,840,000
41	4653/182	299,875,000	1,483,715,000
42	4973/228	249,030,000	1,732,745,000

Bonds Currently Outstanding Based on Kansas Allocated Tax			1,525,500,000

Balance of Credit Available to be Applied to Current Issue			207,245,000